UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                   FORM 8-K/A

                                  Amendment #1

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 18, 2002
                                                  ------------------




                        BNP Residential Properties, Inc.
             (Exact name of registrant as specified in its charter)



Maryland                                1-9496                56-1574675
--------                                ------                ----------
(State of incorporation)       (Commission File Number)     (IRS Employer
                                                             Identification No.)



             301 S. College Street, Suite 3850, Charlotte, NC 28202
               (Address or principal executive offices, Zip Code)


Registrant's telephone number  704/944-0100
                               ------------












                                            Total number of pages: 17

Item 2.  Acquisition or Disposition of Assets.

ALTA HARBOUR APARTMENTS, CORNELIUS, NORTH CAROLINA

         Effective September 18, 2002, BNP Residential Properties, Inc. acquired Alta Harbour Apartments in Cornelius, North Carolina. We acquired Alta Harbour from The Prudential Insurance Company of America, for a contract price of $19.3 million, paid in cash.

         The Alta Harbour property contains 290 one-, two-, and three-bedroom apartment units. The 33.6-acre site features approximately 1,900 feet of shoreline on Lake Norman, North Carolina's largest lake. In addition to the standard amenities of a swimming pool, lighted tennis court and exercise facility, the property includes a 50-boat slip marina, 60 garages, 32 mini-storage units, and a boat storage yard. The property is approximately 16 miles north of downtown Charlotte, North Carolina.

         In conjunction with this acquisition, we completed the placement of 227,272 shares of the Company's Series B Cumulative Convertible Preferred Stock at a price of $11 per share. This completes the second installment of the previously announced private placement of preferred stock to Preferred Investment LLC.

       Along with the $2.5 million placement of preferred stock, we funded this acquisition by executing a $15.9 million first deed of trust loan from Lend Lease Mortgage Capital, LP, and a $1.5 million draw on our revolving line of credit secured by Latitudes Apartments.

       The first deed of trust loan related to Alta Harbour Apartments provides for interest at a fixed rate of 5.85%, payable in monthly installments of principal and interest of approximately $94,000, with a balloon payment of approximately $13.3 million due in September 2012.

       To date we have incurred other direct costs of approximately $30,000 related to this acquisition.

       During the second quarter of 2002, we acquired Barrington Place Apartments and Brookford Place Apartments. Detailed information regarding that acquisition was provided in our current report on Form 8-K/A dated May 31, 2002, and filed with the Commission on July 30, 2002.

         BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. Following the Alta Harbour acquisition, BNP now owns and operates 18 apartment communities containing 4,427 apartments and provides third-party management services for 14 communities containing 2,965 units. In addition to the apartment properties, we own 42 restaurant properties that we lease on a triple-net basis to a restaurant operator. We currently operate in the states of North Carolina, South Carolina and Virginia.

         We are structured as an UpREIT or umbrella partnership real estate investment trust. We are the sole general partner and own a controlling interest in the Operating Partnership, and we conduct all of our operations through the Operating Partnership.


Item 7.  Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.


        Page 6 Alta Harbour Property Unaudited Statements of Revenue and Certain Operating Expenses for the Six Months ended June 30, 2002, and for the Year ended December 31, 2001

        Pages 7-10     Brookford Place Property Statement of
                       Revenue and Certain Operating Expenses
                       for the Period from January 1, 2002, to May 31, 2002

        - Barrington Place Property Statements of Revenue and Certain Operating Expenses for the Three Months ended March 31, 2002, and for the Years ended December 31, 2001 and 2000 (filed as Item 7(a) in BNP Residential Properties, Inc. Current Report on Form 8-K/A dated May 31, 2002, and incorporated herein by reference)

(b)     Pro Forma Financial Information

        Pages 11-12    BNP Residential Properties, Inc. Unaudited
                       Pro Forma Condensed Consolidated Balance
                       Sheet as of June 30, 2002

        Pages 13-17    BNP Residential Properties, Inc. Unaudited
                       Pro Forma Condensed Statements of Operations for the Six Months ended June 30, 2002, and for the Year ended December 31, 2001


         We have presented the unaudited pro forma condensed consolidated balance sheet as of June 30, 2002, as if we had acquired Alta Harbour Apartments on June 30, 2002.

         We do not currently engage in development activities. Consistent with our prior practice, we do not include apartment communities in pro forma statements of operations until they have reached "stabilized" status. We consider an apartment community to be stabilized when construction or renovation of all buildings has been completed and the property has attained 90% occupancy for a period of 90 days, or for a shorter period acceptable to our lender.

         We have presented the unaudited pro forma condensed statement of operations for the six months ended June 30, 2002, as if we had acquired Barrington Place Apartments, Brookford Place Apartments, and Alta Harbour Apartments on January 1, 2002.

         We have presented the unaudited pro forma condensed statement of operations for the year ended December 31, 2001, as if we had acquired Barrington Place Apartments and Alta Harbour Apartments on January 1, 2001. We have not included Brookford Place Apartments in the pro forma condensed consolidated statement of operations for the year ended December 31, 2001, because this community did not reach stabilized status until January 2002. We believe that any attempt to provide a meaningful pro forma statement of operations for the year ended December 31, 2001, including the operations of Brookford Place Apartments would not be factually supportable.

         You should read these unaudited statements in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2001, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. We believe the pro forma condensed consolidated financial information provides all adjustments necessary to reflect the effects of these acquisitions.

         No one has audited these pro forma condensed consolidated financial statements. These pro forma statements may not represent what our financial position would have been if we had really acquired Alta Harbour Apartments on June 30, 2002. In addition, these pro forma statements do not purport to project our financial position at any future date or for any future period.

(c)      Exhibits.

         None.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BNP Residential Properties, Inc.
                                     (Registrant)



November 8, 2002                     by:   /s/Pamela B. Bruno
                                        ---------------------------------------
                                     Pamela B. Bruno
                                     Vice President, Controller and
                                     Chief Accounting Officer

Alta Harbour Apartments Property
Statements of Revenue and Certain Operating Expenses
(Unaudited)


                                                         Six months              Year
                                                           ended                 ended
                                                          June 30,            December 31,
                                                            2002                 2001
                                                     -------------------- --------------------
Apartment rental income                                    $1,267,404            $2,717,686

Certain operating expenses:
Property operations                                           341,662               648,320
Insurance                                                      40,512                17,958
Property taxes                                                121,733               237,143
                                                     -------------------- --------------------
                                                              503,907               903,421
                                                     -------------------- --------------------

Revenue in excess of certain operating expenses            $  763,497            $1,814,265
                                                     =================== ====================

Notes:

Alta Harbour Apartments is not a legal entity, but rather an apartment property acquired by BNP Residential Properties, Inc. in September 2002. The 290-unit apartment complex was substantially completed in 1995 and was in stable operation during the periods presented.

These statements have been prepared in accordance with Rule 3-14 of Regulation S-X. The statements do not represent the actual operations of the property as recorded by the previous owner, as we have excluded certain operating expenses that may not be comparable to those expected to be incurred by BNP Residential Properties, Inc. in future operations. Excluded expenses consist of interest, depreciation, management fees, and general and administrative expenses not directly related to future operations.

These statements include all adjustments that are, in the opinion of management, necessary for a fair presentation of the revenues and certain operating expenses for the periods presented. Operating results for the six months ended June 30, 2002, are not necessarily indicative of results to be expected for the entire year ended December 31, 2002.

Alta Harbour Apartments leases its apartments under operating leases with monthly payments due in advance. The majority of the apartment leases are for terms of two years or less. Rental revenues are recorded as earned.

Advertising costs were expensed as incurred. Advertising expense included in property operations expense totaled approximately $15,000 for the six months ended June 30, 2002, and $35,000 for the year ended December 31, 2001.

The Alta Harbour Apartments property has been subjected to Phase I environmental reviews. These reviews have not revealed, nor is management aware of, any environmental liability that management believes would have a material adverse effect on the accompanying financial statements.

                         Report of Independent Auditors



To the Shareholders of
BNP Residential Properties, Inc.


We have audited the accompanying Statement of Revenue and Certain Operating Expenses of Brookford Place Property as described in Note 1 for the period from January 1, 2002 to May 31, 2002. The financial statement is the responsibility of Brookford Place Property's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the basis of accounting used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Operating Expenses was prepared using the basis of accounting described in Note 1 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of BNP Residential Properties, Inc. and are not intended to be a complete presentation of Brookford Place Property's revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in
Note 1 of Brookford Place Property for the period from January 1, 2002 to May 31, 2002, in conformity with accounting principles generally accepted in the United States.


                                                 /s/  Ernst & Young LLP

Raleigh, North Carolina
October 31, 2002

                            Brookford Place Property

               Statement of Revenue and Certain Operating Expenses

                   Period from January 1, 2002 to May 31, 2002




Rental income                                               $     347,972

Certain operating expenses:
   Property operations expense                                    102,932
   Insurance                                                        4,920
   Property taxes                                                  28,221
                                                          ---------------------
Total certain operating expenses                                  136,073
                                                          ---------------------
Revenue in excess of certain operating expenses             $     211,899
                                                          =====================



See accompanying notes.

                            Brookford Place Property

          Notes to Statement of Revenue and Certain Operating Expenses

                   Period from January 1, 2002 to May 31, 2002



1. Basis of Presentation and Significant Accounting Policies

Presented herein is the Statement of Revenue and Certain Operating Expenses related to the operations of an apartment property located in Winston-Salem, North Carolina.

Brookford Place Property is not a legal entity but rather an apartment property acquired by BNP Residential Properties, Inc. (the "Company"). The property was acquired from a private investment group effective June 1, 2002. Two members of the selling group, Paul G. Chrysson and Michael G. Gilley, currently serve on the Company's Board of Directors. Prior to this transaction, the Company managed the property under a third-party management contract. The 108-unit apartment property was under construction and lease-up until the end of 2001.

In accordance with Rule 3-14 of Regulation S-X, the accompanying financial statement is not representative of the actual operations for the period presented as certain operating expenses that may not be comparable to the expenses expected to be incurred by BNP Residential Properties, Inc. in the proposed future operations of the aforementioned property have been excluded. Expenses excluded consist of interest, depreciation and general and administrative expenses not directly related to future operations.

Advertising Expense

Brookford Place Property expenses advertising costs as incurred. Advertising expense included in property operations expense was approximately $7,500 for the period from January 1, 2002 to May 31, 2002.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those amounts.

                            Brookford Place Property

1. Basis of Presentation and Significant Accounting Policies (continued)

Revenue Recognition

Brookford Place Property leases its residential apartments under operating leases with monthly payments due in advance. The majority of the apartment leases are for terms of one year or less. Rental and other revenues are recorded as earned.

2. Environmental Matters

Brookford Place Property has been subjected to Phase I environmental reviews. Such reviews have not revealed, nor is management aware of, any environmental liability that management believes would have a material adverse effect on the accompanying financial statements.

BNP Residential Properties, Inc.
------------------------------------------------------------------------------
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2002
(in thousands)

                                                                              Pro Forma
                                                                            Adjustments
                                                                               - Alta
                                                           Historical         Harbour           Pro Forma
                                                        ----------------- ------------------ ----------------
                                                              (A)                (B)
Assets
Real estate assets, net                                     $249,491           $19,206           $268,697
Cash and cash equivalents                                        404                 6                410
Other assets                                                   3,708               785              4,493
Intangibles, net of amortization                               2,298               149              2,447
                                                        ----------------- ------------------ ----------------
Total assets                                                $255,901           $20,146           $276,047
                                                        ================= ================== ================

Liabilities and Shareholders' Equity
Deed of trust and other notes payable                       $193,068           $17,403           $210,471
Accounts payable and other current liabilities
                                                               2,262               176              2,438
Deferred revenue and security deposits                         1,198                67              1,265
Deferred credit for interest defeasance                          417                 -                417
                                                        ----------------- ------------------ ----------------
                                                             196,945            17,646            214,591
Minority interest in Operating Partnership                    19,083                 -             19,083
Shareholders' equity                                          39,873             2,500             42,373
                                                        ----------------- ------------------ ----------------
Total liabilities and shareholders' equity                  $255,901           $20,146           $276,047
                                                        ================= ================== ================


See accompanying notes.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A) Reflects our historical balance sheet contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

(B) Reflects the acquisition of Alta Harbour Apartments and related financing transactions. We estimate the initial cost of this acquisition as follows:

Contract price for purchase of real estate assets               $19,300,000
Less credits give by seller for a siding settlement
  fund and termite treatment                                       (132,000)
Other direct costs of acquisition to date                            38,000
                                                          --------------------
                                                                $19,206,000
                                                          ====================

In conjunction with the real estate closing, the seller gave credit, and we assumed liability, for approximately $176,000 in prorated property taxes and service contract obligations and approximately $67,000 prepaid rents and security deposits.

We financed this acquisition primarily through issuance of a first deed of trust note in the amount of $15,903,000. In conjunction with this financing closing, we funded escrows and repair reserves of approximately $785,000, and paid lender fees and costs totaling approximately $149,000.

The balance of funds required for the acquisition came from issuance of 227,272 shares of preferred stock with proceeds of $2,500,000, and a $1,500,000 draw on an existing revolving line of credit.

We have completed a preliminary allocation of the estimated acquisition cost by reference to a recent appraisal, as follows:

         Land                                                     $  4,140,000
         Land improvements                                           1,630,000
         Buildings                                                  13,096,000
         Fixtures, equipment and floor coverings                       340,000
                                                             ------------------
                                                                   $19,206,000
                                                             ==================

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months ended June 30, 2002
(in thousands, except per share data)

                                                                       Pro Forma Adjustments
                                                                    -------------- --------------
                                                                     Barrington
                                                                         and           Alta
                                                     Historical       Brookford       Harbour        Pro Forma
                                                   ---------------- -------------- -------------- ----------------
                                                         (C)             (D)            (E)
Revenues
Apartment rental income                                 $15,345         $  1,681        $ 1,267        $18,293
Restaurant rental income                                  2,010                -              -          2,010
Management fee income                                       581              (68)             -            513
Interest and other income                                   106                -              -            106
                                                   ---------------- -------------- -------------- ----------------
                                                         18,042            1,613          1,267         20,922

Expenses
Apartment operations                                      5,736              616            504          6,856
Apartment and corporate admin                             1,708                -              -          1,708
Depreciation                                              3,967              366            231          4,564
Amortization of intangibles                                  98               11              7            116
Interest                                                  5,162              833            489          6,484
                                                   ---------------- -------------- -------------- ----------------
                                                         16,671            1,826          1,231         19,728
                                                   ---------------- -------------- -------------- ----------------

Income before minority interest and
     extraordinary item                                   1,371         $   (213)       $    36          1,194
                                                                    ============== ==============
Minority interest in Operating Partnership
                                                            287                                            274
                                                   ----------------                               ----------------
Income before extraordinary item                        $ 1,084                                        $   920
                                                  ================                               ================

Per share data:
Income before extraordinary item -
   Basic                                                  $0.19                                          $0.16
   Diluted                                                 0.18                                           0.16

Weighted average shares outstanding
   Cumulative Preferred B                                   227                                            454
   Common                                                 5,765                                          5,765



See accompanying notes.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year ended December 31, 2001
(in thousands, except per share data)

                                                                       Pro Forma Adjustments
                                                                    -----------------------------
                                                     Historical                         Alta
                                                     (Adjusted)      Barrington       Harbour        Pro Forma
                                                   ---------------- -------------- -------------- ----------------
                                                         (F)             (G)            (H)
Revenues
Apartment rental income                                 $30,867         $  3,197       $  2,717        $36,781
Restaurant rental income                                  4,053                -              -          4,053
Management fee income                                       529              (32)             -            497
Interest and other income                                   813                -              -            813
                                                   ---------------- -------------- -------------- ----------------
                                                         36,262            3,165          2,717         42,144

Expenses
Apartment operations                                     11,182            1,106            903         13,191
Apartment and corporate admin                             2,957                -              -          2,957
Depreciation                                              7,828              702            462          8,992
Amortization of intangibles                                 190               19             15            224
Interest                                                 11,100            1,718          1,014         13,832
                                                   ---------------- -------------- -------------- ----------------
                                                         33,257            3,545          2,394         39,196
                                                   ---------------- -------------- -------------- ----------------

Income before minority interest and
     extraordinary item                                   3,005          $  (380)      $    323          2,948
                                                                    ============== ==============
Minority interest in Operating Partnership
                                                            690                                            693
                                                   ----------------                               ----------------
Income before extraordinary item                        $ 2,315                                        $ 2,255
                                                   ================                               ================

Per share data:
Income before extraordinary item -
   Basic                                                  $0.40                                          $0.39
   Diluted                                                 0.40                                           0.39

Weighted average shares outstanding
   Cumulative Preferred B                                     2                                            229
   Common                                                 5,717                                          5,717



See accompanying notes.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(C) Reflects our historical statement of operations contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

(D) Reflects the revenues and operating expenses of Barrington Place Apartments and Brookford Place Apartments for the five months ended May 31, 2002, as if we had acquired the properties effective January 1, 2002, along with a reduction in management fee income related to previous third-party management of these properties, as follows:

                                                               Barrington        Brookford
                                               Total             Place             Place
                                          ----------------- ----------------- -----------------
Revenues
Apartment rental income                        $1,681,000        $1,333,000          $348,000
Management fee income                             (68,000)          (54,000)          (14,000)
                                          ----------------- ----------------- -----------------
                                               $1,613,000        $1,279,000          $334,000
                                          ================= ================= =================

Expenses
Apartment operations                           $  616,000        $  480,000          $136,000
Depreciation                                      366,000           293,000            73,000
Amortization of deferred loan costs                11,000             8,000             3,000
Interest on deed of trust loans                   733,000           590,000           143,000
                                          ----------------- ----------------- -----------------
                                               $1,726,000        $1,371,000          $355,000
                                          ================= ================= =================

We calculated increased interest related to $5.5 million in draws on the revolving line of credit of approximately $100,000.

 We calculated depreciation expense for Barrington Place and Brookford Place using the straight-line method over the estimated useful lives of the related assets. These estimated useful lives are as follows:

         Land improvements                              7 - 20 years
         Short-lived building components                5 - 20 years
         Base building structure                        60 years
         Fixtures, equipment and floor coverings        5 - 10 years

We estimated interest expense for the first deed of trust loans based on loan amortization schedules. The first deed of trust loan for Barrington Place provides for interest at an effective rate of approximately 7.0%, while the first deed of trust loan for Brookford Place provides for interest at an effective rate of approximately 7.1%.

(E) Reflects the revenues and operating expenses of Alta Harbour Apartments for the six months ended June, 2002, as if we had acquired the property effective January 1, 2002.

We estimated interest expense of $489,000, including $462,000 for the first deed of trust loan and increased interest related to a $1.5 million draw on the revolving line of credit of approximately $27,000.

We made estimates of depreciation expense for Alta Harbour based on our preliminary allocation of acquisition cost, using the straight-line method over the estimated useful lives of the related assets. These estimated useful lives are as follows.

         Land improvements                                  20 years
         Buildings and improvements                         40 years
         Fixtures, equipment and floor coverings            5 - 10 years


(F) Reflects our historical statement of operations contained in our Annual Report on Form 10-K for the year ended December 31, 2001, adjusted to exclude amortization of the intangible related to acquisition of management operations. We adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002. Under the new rules, goodwill and intangible assets deemed to have indefinite lives are no longer amortized after December 31, 2001, but are subject to annual impairment tests in accordance with the Statement. We determined that the intangible related to our 1994 acquisition of management operations, net of accumulated amortization, as of January 1, 2002, is not impaired, and we plan to perform annual tests as of October 1 of each year. We have adjusted the 2001 amounts in our historical consolidated financial statements to exclude this amortization expense and conform to our current 2002 presentation as follows:

                                                            2001 as                             2001 as
                                                           Currently                           Previously
                                                           Presented        Adjustments        Presented
                                                        ----------------- ----------------- -----------------
Revenues                                                     $36,262,000        $        -       $36,262,000
Expenses                                                      33,257,000          (406,000)       33,663,000
                                                        ----------------- ----------------- -----------------
Income before minority interest and
  extraordinary item                                           3,005,000           406,000         2,599,000
Minority interest in Operating Partnership                       690,000            93,000           597,000
                                                        ----------------- ----------------- -----------------
Income before extraordinary item                             $ 2,315,000        $  313,000       $ 2,002,000
                                                        ================= ================= =================

Per share data:
Income before extraordinary item - basic
  and diluted                                                      $0.40             $0.05             $0.35
                                                        ================= ================= =================

(G) Reflects the revenues and operating expenses of Barrington Place Apartments for the year ended December 31, 2001, as if we had acquired this property effective January 1, 2001, along with a reduction in management fee income related to previous third-party management of this property, and increased interest related to the $5.0 million draw on the revolving line of credit.

We have not included the revenues and operating expenses of Brookford Place Apartments in the pro forma condensed consolidated statement of operations for the year ended December 31, 2001, because this community did not reach stabilized status until January 2002. We believe that any attempt to provide a meaningful pro forma statement of operations for the year ended December 31, 2001, including the operations of Brookford Place Apartments would not be factually supportable.

We calculated depreciation expense for Barrington Place using the straight-line method over the estimated useful lives of the related assets. These estimated useful lives are as follows:

         Land improvements                              7 - 20 years
         Short-lived building components                5 - 20 years
         Base building structure                        60 years
         Fixtures, equipment and floor coverings        5 - 10 years

We estimated interest expense for the first deed of trust loan for Barrington Place based on the loan amortization schedule. This loan provides for interest at an effective rate of approximately 7.0%. We calculated increased interest expense related to the $5.0 million draw on the revolving line of credit of approximately $300,000.

(H) Reflects the revenues and operating expenses of Alta Harbour Apartments for the year ended December 31, 2001, as if we had acquired the property effective January 1, 2001.

We estimated interest expense of $1,014,000, including $924,000 for the first deed of trust loan and increased interest related to the $1.5 million draw on the revolving line of credit of approximately $90,000.

We made estimates of depreciation expense for Alta Harbour based on our preliminary allocation of acquisition cost, using the straight-line method over the estimated useful lives of the related assets. These estimated useful lives are as follows.

         Land improvements                             20 years
         Buildings and improvements                    40 years
         Fixtures, equipment and floor coverings       5 - 10 years